Exhibit 8.1

                              LIST OF SUBSIDIARIES


We have the following subsidiaries:

                                        Jurisdiction of       Ownership
Subsidiary Name                         Incorporation         Percentage
---------------                         -------------         ----------
MTS IntegraTRAK Inc.                    Delaware              100%
MER Fifth Avenue Realty Inc.
  (a subsidiary of MTS
  IntegraTRAK Inc.)                     New York              100%
MTS Asia Ltd.                           Hong Kong             100%
Telegent Ltd.                           Israel                100%
Jaraga B.V.                             The Netherlands       100%
Verdura B.V. (a subsidiary of
  Jaraga B.V.)                          The Netherlands       100%
Voltera Technologies V.O.F.
  (a partnership held 99% by Jaraga
B.V. and 1%  by Verdura B.V.)           The Netherlands       100%
Bohera B.V. (a subsidiary of
  Jaraga B.V.)                          The Netherlands       100%
TABS Brazil Ltd, (a subsidiary
  of Jaraga B.V.)                       Brazil                100%

We have the following Affiliate:

Jusan S.A. (a subsidiary of
  Jaraga B.V.)                          Spain                 50%